As filed with the Securities and Exchange Commission on March 10, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                _______________

                             FTI CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

                                   Maryland
                           (State of Incorporation)

                                  52-1261113
                     (IRS Employer Identification Number)

                2021 Research Drive, Annapolis, Maryland 21401
                   (Address of Principal Executive Offices)

                             FTI CONSULTING, INC.
                      1997 Stock Option Plan, as Amended
                           (Full title of the Plan)
                         _____________________________

                               Jack B. Dunn, IV
                           Chairman of the Board and
                            Chief Executive Officer
                             FTI Consulting, Inc.
                              2021 Research Drive
                           Annapolis, Maryland 21401
                                (410) 841-5545
           (Name, address and telephone number of agent for service)
                         ----------------------------

                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum     Proposed Maximum
     Title of Securities          Amount to be       Offering Price          Aggregate            Amount of
       to be Registered           Registered(1)       Per Share(2)       Offering Price(2)   Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------
       Common Stock,
  par value $.01 per share        150,000 shares          $7.16              $1,074,000             $284
=================================================================================================================

(1) An aggregate of 3,150,000 shares of Common Stock may be offered or issued pursuant to the FTI Consulting, Inc. 1997 Stock Option Plan, as amended, of which 3,000,000 shares were previously registered on Form S-8 (File No. 333-30357) and 150,000 shares are registered hereunder. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the calculation of the registration fee. The registration fee has been calculated with respect to the additional securities registered on this Form S-8 only, on the basis of the average of the high and low prices reported on The American Stock Exchange on March 7, 2000.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The contents of the Registration Statement of FTI Consulting, Inc., formerly known as Forensic Technologies International Corporation (the "Company"), on Form S-8 (File No. 333-30357) filed with the Securities and Exchange Commission on June 30, 1997, as amended by Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on February 1, 1999 and by Post-Effective Amendment No. 2 to the Registration Statement filed with the Commission on November 19, 1999, are incorporated by reference herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.  Exhibits.

     Number                        Description

       4.1*    Amended and Restated Articles of Incorporation of the Registrant.
       4.2*    Restated By-Laws of the Registrant.
       4.3**   Amendment to Amended and Restated Articles of Incorporation.
       4.4**   Amendment No.1 to Restated By-Laws.
       4.5     1997 Stock Option Plan, as amended.
       5.1     Opinion of Piper Marbury Rudnick & Wolfe LLP.
       23.1    Consent of Independent Public Auditors.
       23.2    Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit
               5.1).
       24.1    Power of Attorney (included as part of the signature page to this
               Registration Statement).

* Incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-2002).

** Incorporated herein by reference from the Registrant's Registration Statement on Form 8-A filed with the Commission on March 3, 1999 (File No. 001-14875).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland as of March 10, 2000.

                               FTI CONSULTING, INC.

                               By: /s/ Jack B. Dunn, IV
                                   _________________________________
                                   Jack B. Dunn, IV
                                   Chairman of the Board and
                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Jack B. Dunn, IV
_________________________    Chairman of the Board and           March 10, 2000
Jack B. Dunn, IV             Chief Executive Officer
                             (Principal Executive Officer)

/s/ Stewart J. Kahn
_________________________    President and Director              March 10, 2000
Stewart J. Kahn

/s/ Theodore I. Pincus
_________________________    Executive Vice President and        March 10, 2000
Theodore I. Pincus           Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)
/s/ Scott S. Binder
_________________________    Director                            March 10, 2000
Scott S. Binder

/s/ James A. Flick
_________________________    Director                            March 10, 2000
James A. Flick

/s/ Peter F. O'Malley
_________________________    Director                            March 10, 2000
Peter F. O'Malley

/s/ Dennis J. Shaughnessy
_________________________    Director                            March 10, 2000
Dennis J. Shaughnessy

/s/ George P. Stamas
_________________________    Director                            March 10, 2000
George P. Stamas

                                      -2-